EXHIBIT 1

                     McDonnell Douglas Corporation

                           3,500,000 Shares
                Common Stock, par value $1.00 per share

                        Underwriting Agreement


                                                         July __, 1997


J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

        McDonnell Douglas Corporation, a Maryland corporation (the "Company"), proposes to issue and sell to you (the "Underwriter") 3,500,000 shares of Common Stock, par value $1.00 per share, of the Company (the "Shares"). The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Shares are herein referred to as the "Stock". The Stock, including the Shares, will have attached thereto rights (the "Rights") issued pursuant to a Rights Agreement (the "Rights Agreement") amended and restated as of May 31, 1996 between the Company and First Chicago Trust Company of New York.

        The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-3, including a prospectus, relating to 3,500,000 shares of Common Stock, par value $1.00 per share, of the Company, and related Rights (the "Shelf Securities"), to be issued from time to time by the Company and shall promptly hereafter file with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Shares. The registration statement as amended to the date of this Agreement, including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is referred to in this Agreement as the "Registration Statement". The term "Basic Prospectus" means the related prospectus covering the Shelf Securities in the form first used to confirm sales of the Shares. The term "Prospectus" means the Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (the "Prospectus Supplement"). The term "preliminary prospectus" means any preliminary form of the Prospectus. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of the Basic Prospectus, such preliminary prospectus or the Prospectus, as the case may be and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are deemed to be incorporated by reference therein.

        The Company has entered into an Agreement and Plan of Merger dated as of December 14, 1996 (the "Merger Agreement") among The Boeing Company, a Delaware corporation ("Boeing"), West Acquisition Corp., a Maryland corporation and a wholly-owned subsidiary of Boeing ("Sub"), and the Company, which provides for the merger of Sub with and into the Company (the "Merger") with the Company surviving as a wholly-owned subsidiary of Boeing. Subject to the terms and conditions of the Merger Agreement, each share of Stock outstanding immediately prior to the effective time of the Merger will be converted into 1.3 shares of Common Stock, par value $5.00 per share, of Boeing ("Boeing Stock"). If the Merger is consummated prior to the expiration of the stockholder rights plan of Boeing (the "Boeing Rights Plan"), subject to the terms and conditions of the Merger Agreement, each share of Boeing Stock issued in respect of Stock outstanding immediately prior to the consummation of the Merger will be issued with a corresponding right (each, a "Boeing Right") which will expire on August 7, 1997 pursuant to the terms of the Boeing Rights Plan. The Company understands that Boeing has entered into an agreement with the Underwriter (the "Boeing Agreement") dated as of the date hereof to induce the Underwriter to enter into this Agreement. The Company has advised the Underwriter that the primary purpose of the sale of the Shares is to facilitate the treatment of the Merger as a pooling of interests.

        The Company hereby agrees with the Underwriter as follows:

        1. The Company agrees to issue and sell the Shares to the Underwriter as hereinafter provided, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions stated in Section 6 hereof, agrees to purchase the Shares from the Company at a purchase price per share of
$          .

        2. The Company understands that the Underwriter intends (i) to make a public offering of the Shares and (ii) initially to offer the Shares upon the terms set forth in the Prospectus; in each case, subject to the terms and conditions set forth herein.

        3. Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Underwriter on , 1997, or at such other time on the same or such other date, not later than the third Business Day thereafter, as the Underwriter and the Company may agree upon in writing. The time and date of such payment is referred to herein as the "Closing Date". As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

        Payment for the Shares shall be made against delivery to the Underwriter of the Shares registered in such names and in such denominations as the Underwriter shall request in writing not later than two full Business Days prior to the Closing Date, with any transfer taxes payable in connection with the transfer to the Underwriter of the Shares duly paid by the Company. The certificates for the Shares will be made available for inspection and packaging by the Underwriter at the office of J.P. Morgan Securities Inc. set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

        4. The Company represents and warrants to the Underwriter that:

               (a) no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, (i) complied when so filed in all material respects with the Securities Act, and (ii) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representation and warranty set forth in the preceding subclause (ii) of this paragraph shall not apply to any statements or omissions (x) made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, (y) relating exclusively to Boeing or (z) relating to items identified as adjustments in the pro forma financial statements relating exclusively to Boeing;

               (b)(i) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; (ii) the Registration Statement and Basic Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act; and (iii) the Registration Statement as of its effective date, the Registration Statement as supplemented by the Prospectus Supplement as of the date of this Agreement, any amendment to the Registration Statement as of the effective date of such amendment, the Prospectus as of the date of this Agreement and the Prospectus as amended or supplemented as of the date of such amendment or supplement does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the representation and warranty set forth in the preceding subclause (iii) of this paragraph shall not apply to statements or omissions in the Registration Statement or the Prospectus (x) made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, (y) relating exclusively to Boeing or (z) relating to items identified as adjustments to the pro forma financial statements relating exclusively to Boeing;

               (c) the documents incorporated by reference in the Prospectus when they were filed with the Commission conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to (i) any documents relating exclusively to Boeing and (ii) items identified as adjustments in the pro forma financial statements relating exclusively to Boeing;

               (d) the financial statements, and the related notes thereto, of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods specified, in each case in accordance with generally accepted accounting principles in the United States consistently applied during the periods involved (except as otherwise disclosed in the notes thereto) and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the pro forma financial information, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable and are based upon good faith estimates and assumptions believed by the Company to be reasonable to, principally among other items, conform the accounting policies of the Company and Boeing (but do not reflect any adjustments related to the issuance of the Shares contemplated hereby);

               (e) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any event, occurrence or facts that has resulted in a material adverse change in or affecting the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus or in connection with the European Commission, the Merger Task Force of the European Commission, or any related body administered by the European Commission;

               (f) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its businesses requires such qualification, except for such jurisdictions in which the failure to be so qualified or to be in good standing would not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (g) each subsidiary of the Company that is a "significant subsidiary" within the meaning of Rule 405 promulgated by the Commission under the Securities Act (each, a "Significant Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the power and authority to own its properties and to carry on its business as described in the Prospectus, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for such jurisdictions in which the failure to be so qualified or to be in good standing would not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole; and all the outstanding shares of capital stock of each such Significant Subsidiary have been duly authorized and validly issued, are fully-paid and non-assessable, and (except, in the case of foreign subsidiaries, for directors' qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, charges, encumbrances, security interests, claims and other restrictions, except for liens, charges, encumbrances, security interests, claims or restrictions (i) contained in credit agreements and similar instruments to which the Company is a party under which no event of default has occurred or arisen or (ii) which would not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole;

               (h) this Agreement has been duly authorized, executed and delivered by the Company;

               (i) the Company has an authorized capitalization as set forth in the Prospectus and such authorized capital stock conforms as to legal matters to the description thereof set forth in the Prospectus, and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully-paid and non-assessable and are not subject to any preemptive or similar rights; and, except as described in or expressly contemplated by the Prospectus or the Merger Agreement, and except for options and shares of Common Stock granted pursuant to employee incentive or benefit plans, programs, and arrangements and non-employee director plans, there are no outstanding subscription rights, warrants, options or other arrangements obligating the Company or any of its subsidiaries to issue any shares of capital stock;

               (j) the Shares to be issued and sold by the Company hereunder have been duly authorized, and, when issued and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, will be duly issued and will be fully paid and non-assessable and will conform to the descriptions thereof in the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;

               (k) the Rights Agreement has been duly authorized, executed and delivered by the Company; the Rights have been duly authorized by the Company and, when issued upon issuance of the Shares, will be validly issued, and the shares of Series A Junior Participating Preferred Stock issuable upon exercise of the Rights have been duly authorized by the Company and validly reserved for issuance, and when issued upon the exercise of the Rights in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable;

               (l) the Company is not and with the giving of notice or lapse of time or both would not be, in violation of or in default under, its charter (the "Charter") or By-laws, except for violations and defaults which individually or in the aggregate are not material to the Company and its subsidiaries taken as a whole; the issue and sale of the Shares and the performance by the Company of its obligations under this Agreement and the Merger Agreement and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will any such action result in any violation of the provisions of the Charter or the By-laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except for such conflicts, breaches or violations (other than with respect to the Charter and the By-laws of the Company) which would not have a material adverse effect on the Company and its subsidiaries, taken as a whole and except as it concerns the laws, rules and regulations administered by the European Commission, the Merger Task Force of the European Commission, or any related body administered by the European Commission; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement or the Merger Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications (i) as have been obtained under the Securities Act and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Shares by the Underwriter, (ii) [in connection with the Merger, as have been obtained or made under the Maryland General Corporation Law, the Securities Act, the Exchange Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Section 4043 of the Employee Retirement Income Security Act of 1974, as amended, the Communication Act of 1934, as amended, any non-United States competition, antitrust and investment laws and the securities or blue sky laws of the various states and other than any necessary approvals of the United States government or any agencies, departments or instrumentalities thereof], [(iii) from the European Commission, the Merger Task Force of the European Commission, or any related body administered by the European Commission with respect to the Merger] or (iv) such consents, approvals, authorizations, orders, licenses, registrations or qualifications the failure to obtain which would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or substantially impair or delay the consummation of the transactions contemplated by this Agreement or the Merger Agreement;

               (m) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, except such investigations, actions, suits or proceedings by the European Commission, the Merger Task Force of the European Commission, or any other body administering, enforcing or interpreting the laws, rules, and regulations of the European Commission;

               (n) the Company has not taken nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock;

               (o) the Merger Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of the Company; and

               (p) the Merger has been duly authorized by all necessary corporate action of the Company, except for approval of the Merger by the shareholders of the Company, and, when all of the conditions to the Merger contained in the Merger Agreement have been fulfilled or waived (where permissible) and the articles of merger relating to the Merger have been filed with and accepted for record by the State Department of Assessments and Taxation of Maryland in accordance with the Merger Agreement, the Merger will be effective in accordance with the laws of the State of Maryland.

        5. The Company covenants and agrees with the Underwriter as follows:

               (a) to use its best efforts, to file, if required, the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and to furnish copies of the Prospectus to the Underwriter in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Underwriter may reasonably request;

               (b) to deliver, at the expense of the Company, to the Underwriter two signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein (other than documents relating exclusively to Boeing), and, during the period mentioned in paragraph (e) below, to the Underwriter as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference (other than documents relating exclusively to Boeing) therein as the Underwriter may reasonably request;

               (c) before filing any amendment or supplement to the Registration Statement or the Prospectus, to furnish to the Underwriter a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Underwriter reasonably objects in writing unless, in the judgment of the Company and its counsel, such amendment is required by law;

               (d) to advise the Underwriter promptly, and to confirm such advice in writing (i) when any amendment to the Registration Statement has been filed or becomes effective, (ii) when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, and (v) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the Shares, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

               (e) if, during such period of time after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriter a prospectus relating to the Shares is required by law to be delivered in connection with sales by the Underwriter or any dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriter and to the dealers (whose names and addresses the Underwriter will furnish to the Company) to which Shares may have been sold by the Underwriter and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

               (f) to endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares; provided that the Company shall not be required to qualify the Shares in any jurisdiction where, as a result of such qualification, the Company would be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

               (g) so long as the shares are outstanding, to make generally available to its security holders and to the Underwriter as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company beginning after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

               (h) so long as the Shares are outstanding, until three years after the Closing Date, to furnish to the Underwriter copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial state-ments furnished to or filed with the Commission or any national securities exchange;

               (i) to use the net proceeds received by the Company from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

               (j) to use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the "NYSE"); and

               (k) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution and delivery of the Shares, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any prelimi-nary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as the Underwriter may designate (including reasonable fees of outside counsel for the Underwriter and its reasonable out-of-pocket disbursements not to exceed in the aggregate $5,000),
(iv) in connection with the listing of the Shares on the NYSE, (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and the furnishing to the Underwriters and dealers of copies of the Registration Statement, any preliminary prospectus and the Prospectus, including mailing and shipping, as herein provided, (vi) the cost of preparing stock certificates and
(vii) the cost and charges of any transfer agent and any registrar.

        6. The obligation of the Underwriter hereunder to purchase the Shares on the Closing Date are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

               (a) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; and all requests for additional information shall have been complied with to the satisfaction of the Underwriter;

               (b) (i) the representations and warranties of the Company contained herein are true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

               (ii) the representations and warranties of Boeing contained in the Boeing Agreement are true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date and Boeing shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

               (c) since the respective dates as of which information is given in the Prospectus, the businesses of the Company have been conducted in all material respects in the ordinary course and there has not been any event, occurrence or facts that has had a material adverse change in or affecting the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the Closing Date on the terms and in the manner contemplated in the Prospectus; it being expressly understood and agreed that for all purposes of this Agreement and notwithstanding any other provision contained herein, any decision by the European Commission or by the Merger Task Force of the European Commission or any agreement between the parties related to the European Commission process or the Merger Task Force of the European Commission process shall not be deemed material to, or constitute a material adverse change with respect to, the Company, Boeing, the Merger or the disclosures contained in the Joint Proxy Statement/Prospectus or the Registration Statement;

               (d) (i) the Underwriter shall have received on and as of the Closing Date a certificate of an executive officer of the Company, with specific knowledge about the Company's financial matters, satisfactory to the Underwriter to the effect set forth in subsections (a) through (c) (with respect to the respective representations, warranties, agreements and conditions of the Company) of this Section and to the further effect that there has not occurred any material adverse change in or affecting the financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole from that set forth or contemplated in the Registration Statement;

               (ii) the Underwriter shall have received on and as of the Closing Date a certificate of an executive officer of Boeing, with specific knowledge about Boeing's financial matters, satisfactory to the Underwriter to the effect set forth in Section 3(b) of the Boeing Agreement;

               (e) F. Mark Kuhlmann, General Counsel for the Company, shall have furnished to the Underwriter his written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter, to the effect set forth in Exhibit A hereto.

        The opinion of F. Mark Kuhlmann described in Exhibit A hereto shall be rendered to the Underwriter at the request of the Company and shall so state therein.

               (f) Ballard Spahr Andrews & Ingersoll, special Maryland counsel for the Company, shall have furnished to the Underwriter their written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter, to the effect set forth in paragraphs
(iv), (vi), (but, with respect to preemptive or similar rights, only as to such rights arising under the Maryland General Corporation Law, the Charter or the Bylaws of the Company) (vii) (but only with reference to the description of the Stock) and (xiii) of the opinion of F. Mark Kuhlmann referred to in subsection (e) of this Section.

        The opinion of Ballard Spahr Andrews & Ingersoll described above shall be rendered to the Underwriter at the request of the Company and shall so state therein.

               (g) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, shall have furnished to the Underwriter their written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter, to the effect that:

               (i) the statements in the Prospectus incorporated by reference from the Boeing and Company Joint Proxy Statement/Prospectus dated June 20, 1997 (the "Joint Proxy Statement/Prospectus") under the captions "Summary--The Merger and Merger Agreement," "The Merger," "Other Terms of the Merger Agreement," "Comparison of the Rights of Holders of Boeing Common Stock and McDonnell Douglas Common Stock," and "Certain Federal Income Tax Consequences" insofar as such statements constitute a summary of the terms of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such terms, legal matters, documents or proceedings; and

               (ii) such counsel is of the opinion that the Registration Statement, as of the effective date, and the Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, except that in each case such counsel expresses no opinion as to the financial data included therein or excluded therefrom or the exhibits to the Registration Statement, and such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus.

               In addition, such counsel shall state that such counsel has participated in conferences with officers and representatives of the Company, counsel for the Company, representatives of the independent accountants of the Company and the Underwriter at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and has made no independent check or verification thereof (except as set forth in clause (i) above), on the basis of the foregoing, no facts have come to such counsel's attention that has led such counsel to believe that the information under the captions "Summary--The Merger and the Merger Agreement," "The Merger," "Other Terms of the Merger" and "Comparison of the Rights of Holders of Boeing Common Stock and McDonnell Douglas Common Stock" included in the Joint Proxy Statement/Prospectus and incorporated by reference in the Registration Statement and the prospectus included therein at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements in the subcaptions referenced above, in light of the circumstances under which they were made, not misleading, except that such counsel does not express any opinion or belief with respect to the financial statements, schedules and other financial and statistical data included therein or excluded therefrom or the representations and warranties contained in the exhibits to the Registration Statement.

        With respect to the matters to be covered in subparagraph (ii) above counsel may state their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto (other than the documents incorporated by reference therein) and review and discussion of the contents thereof (including the documents incorporated by reference therein) but is without independent check or verification except as specified.

        The opinion of Skadden, Arps, Slate, Meagher & Flom LLP described above shall be rendered to the Underwriter at the request of the Company and shall so state therein.

               (h) Theodore J. Collins, General Counsel for Boeing, shall have furnished to the Underwriter his written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter, to the effect set forth in Section 3(c) of the Boeing Agreement.

        The opinion of Theodore J. Collins described above shall be rendered to the Underwriter at the request of the Company and shall so state therein.

               (i) on the date of this Agreement and also on the Closing Date Ernst & Young LLP and Deloitte & Touche LLP shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus of the Company in the case of Ernst & Young LLP and of Boeing in the case of Deloitte & Touche LLP;

               (j) the Shares shall have been approved for listing on the NYSE, subject to official notice of issuance;

               (k) on or prior to the Closing Date the Company and Boeing shall each have furnished to the Underwriter such further certificates and documents as the Underwriter shall reasonably request; and

               (l) as of the Closing Date, the shareholders of the Company shall have approved the Merger and the shareholders of Boeing shall have approved the issuance of shares of Boeing Stock in connection with the Merger in accordance with all applicable law.

        7. The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees of outside counsel and other reasonable out-of-pocket expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information (i) relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, (ii) relating exclusively to Boeing, or (iii) relating to items identified as adjustments in the pro forma financial statements relating exclusively to Boeing.

        The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

        If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriter and such control persons of the Underwriter shall be designated in writing by the Underwriter and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

        If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section ll(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

        The indemnity and contribution agreements contained in this
Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and
(iii) acceptance of and payment for any of the Shares.

        8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Underwriter, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, either the New York Stock Exchange or the Pacific Stock Exchange (other than any temporary suspensions in connection with the Merger), (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Underwriter, is material and adverse and which, in the judgment of the Underwriter, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

        9. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

        10. If this Agreement shall be terminated by the Underwriter, because of any failure or refusal on the part of the Company or Boeing to comply with the terms or to fulfill any of the conditions of this Agreement or the Letter Agreement, as the case may be, or if for any reason the Company and Boeing shall be unable to perform their respective obligations under this Agreement or the Letter Agreement, as the case may be, or any condition of the Underwriter's obligations cannot be fulfilled, the Company agrees to reimburse the Underwriter for all out-of-pocket expenses (including the reasonable fees and reasonable out-of-pocket expenses of its outside counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

        11. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriter, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

        12. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be given to J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (telefax:______); Attention:
Syndicate Department. Notices to the Company shall be given to it at ____________, _____________, ____________, (telefax:________);
Attention:____________.

        13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

        14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING
EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

        If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                                            Very truly yours,

                                            MCDONNELL DOUGLAS CORPORATION



                                            By:__________________________
                                                          Title:

Accepted:_________, 1997

J.P. Morgan Securities Inc.


By:________________________________
        Title:



                                                             EXHIBIT A


                     Matters to be covered by the
                      Opinion of F. Mark Kuhlmann


        (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has the corporate power and authority to own its properties and conduct its business as described in the Prospectus;

        (ii) the Company has been duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its businesses requires such qualification, except for such jurisdictions in which the failure to be so qualified or to be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

        (iii) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the best of such counsel's knowledge, threatened against or affecting the Company or any of its subsidiaries or any of its properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole;

        (iv) this Agreement has been duly authorized, executed and delivered by the Company;

        (v) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

        (vi) the Shares to be issued and sold by the Company hereunder have been duly authorized, and when delivered to and paid for the Underwriter in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Shares is not subject to any preemptive or similar rights;

        (vii) the description of the Stock incorporated by reference in the Prospectus, the description of the Rights incorporated by reference in the Prospectus, the statements in the Prospectus under the caption "Description of the McDonnell Douglas Common Stock", the statements in the Prospectus incorporated by reference from Item 3 of
Part I of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and in the Registration Statement in Item 15, insofar as such statements constitute a summary of the terms of the Stock, Rights, legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such terms, legal matters, documents or proceedings;

        (viii) such counsel is of the opinion that the Registration Statement and the Prospectus and any amendments and supplements thereto (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and has no reason to believe that (other than the financial statements and related schedules therein and statements and omissions relating to Boeing exclusively, as to which such counsel need express no belief) the Registration Statement or the prospectus included therein at the time the Registration Statement became effective, or the Registration Statement, as supplemented by the Prospectus Supplement, or the Prospectus as of the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented, if applicable, as of the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

        (ix) the issue and sale of the Shares and the performance by the Company of its obligations under this Agreement and the Merger Agreement and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will any such action result in any violation of the provisions of the Charter or the By-laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except for such conflicts, breaches or violations (other than with respect to the Charter and the By-laws of the Company) which would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except that such counsel expresses no opinion concerning the laws, rules and regulations administered by the European Commission, the Merger Task Force of the European Commission, or any related body administered by the European Commission;

        (x) no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares or the consummation of the other transactions contemplated by this Agreement or the Merger Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications (i) as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter, (ii) [in connection with the Merger, as have been obtained or made under the Maryland General Corporation Law, the Securities Act, the Exchange Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Section 4043 of the Employee Retirement Income Security Act of 1974, as amended, the Communication Act of 1934, as amended, any non-United States competition, antitrust and investment laws and the securities or blue sky laws of the various states and other than any necessary approvals of the United States government or any agencies, departments or instrumentalities thereof, [(iii) from the European Commission, the Merger Task Force of the European Commission, or any related body administered by the European Commission with respect to the Merger] (iv) such consents, approvals, authorizations, orders, licenses, registrations or qualifications the failure to obtain which would not have a material adverse effect on the Company and its subsidiaries, taken as a whole or substantially impair or delay the consummation of the transactions contemplated by this Agreement or the Merger Agreement;

        (xi) such counsel is of the opinion that the documents incorporated by reference in the Prospectus (other than any documents relating exclusively to Boeing) and any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

        (xii) the Rights Agreement has been duly authorized, executed and delivered by the Company; the Rights have been duly authorized by the Company and, when issued upon issuance of the Shares, will be validly issued, and the shares of Series A Junior Participating Preferred Stock issuable upon exercise of the Rights have been duly authorized by the Company and validly reserved for issuance upon the exercise of the Rights and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable; and

        (xiii) the Merger Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of the Company.

        In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Underwriter) of other counsel reasonably acceptable to the Underwriter's counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriter and they are justified in relying thereon. With respect to the matters to be covered in subparagraph (viii) above counsel may state their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto and review and discussion of the contents thereof but is without independent check or verification except as specified.